UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 3, 2015

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road
Round Rock, Texas	78664
(Address of principal executive offices)	(Zip Code)

(512) 310-1000
(Registrant’s telephone number, including area code)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland 21046

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Contract
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 3, 2015, TSS, Inc. (the “Company”) and its subsidiaries Innovative Power Systems, Inc., VTC, L.L.C., Vortech, L.L.C., Total Site Solutions Arizona, LLC and Alletag Buildings, Inc. (together with the Company, collectively, the “Borrowers”) entered into a multiple advance term loan agreement (the “Loan Agreement”) and related agreements with MHW SPV II, LLC (“MHW”) for a loan in the maximum principal amount of $2,000,000 (the “Loan”).

In accordance with the terms of the Loan Agreement, MHW provided $945,000 on February 3, 2015, and the remainder of the Loan may be advanced in MHW’s discretion to the Borrowers prior to February 23, 2015. The Borrowers may decide whether to accept such an advance in their discretion. The Borrowers executed a promissory note (the “Promissory Note”) to evidence the Loan and the terms of repayment.

The Loan requires interest only payments made on a monthly basis beginning on March 1, 2015 and bears annual interest at a fixed rate of 12%. The Loan has a maturity date of 60 months from the date of the last advance by MHW of the proceeds of the Loan. The Borrowers are permitted to make optional prepayments at any time, subject to a prepayment fee of (a) 4% of the amount prepaid if the prepayment is made prior to February 3, 2016, (b) 2% of the amount prepaid if the prepayment is made between February 4, 2016 and February 3, 2017 and (c) 1% of the amount prepaid if the prepayment is made between February 4, 2017 and February 3, 2018.

The Loan Agreement and ancillary documents include customary affirmative covenants for secured transactions of this type, including compliance with laws, maintenance of insurance, maintenance of assets, timely payment of taxes and notice of adverse events. The Loan Agreement and ancillary documents include customary negative covenants, including limitations on liens on assets of the Borrowers.

The Loan Agreement and ancillary documents include customary events of default, including payment defaults, the making of false or misleading representations or warranties included in the Loan Agreement and ancillary documents, failure to perform or observe terms, covenants or agreements included in the Loan Agreement and ancillary documents, insolvency and bankruptcy defaults and dissolution and liquidation defaults.

The obligations under the Loan are secured by substantially all of the Borrower’s assets pursuant to the terms of a security agreement (the “Security Agreement”). The parties also executed a Subordination Agreement to evidence their agreement that the Loan is subordinated to the senior debt held by Bridge Bank, National Association.

The Company and MHW also entered into a warrant (the “Warrant”) granting MHW the right to purchase up to 1,115,827 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”). The Warrant is exercisable for a period of five years from February 3, 2015 at an exercise price of $0.50 for the first 472,500 shares, $1.00 for the next 425,250 shares and $1.30 for the final 218,077 shares. The exercise price and number of shares of Common Stock issuable on exercise of the Warrant will be subject to adjustment in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction.

Peter H. Woodward, the chairman of the board of directors of the Company, is a principal of MHW Capital Management, LLC, which is the investment manager of MHW. MHW Capital Management, LLC is entitled to a performance related fee equal to 10% of any appreciation in the valuation of the common stock of the Company in excess of the applicable strike price under the Warrant.

A copy of the Loan Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Promissory Note is attached hereto as Exhibit 99.2 and is incorporated herein by reference. A copy of the Security Agreement is attached hereto as Exhibit 99.3 and is incorporated herein by reference. A copy of the Subordination Agreement is attached hereto as Exhibit 99.4 and is incorporated herein by reference. A copy of the Warrant is attached hereto as Exhibit 99.5 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Loan Agreement, Promissory Note, Security Agreement, Subordination Agreement and Warrant.

Item 3.02	Unregistered Sales of Equity Securities

As more fully described in Item 2.03 of this Current Report on Form 8-K, in connection with the Loan Agreement, on the closing date, the Company issued the Warrant to MHW. The Warrant was issued in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended. MHW represented in the Warrant that it was an accredited investor, that it was acquiring the Warrant and the underlying shares of common stock for investment for its own account, and that the Warrant and the underlying shares of common stock are restricted securities under the federal securities laws.

Item 7.01.	Regulation FD Disclosure

On February 5, 2015, the Company issued a press release reporting the Loan. A copy of the press release is being furnished herewith as Exhibit 99.6.

Item 9.01.	Financial Statements and Exhibits.

99.1	Loan Agreement, among TSS, Inc. Innovative Power Systems, Inc., VTC, L.L.C., Vortech, L.L.C., Total Site Solutions Arizona, LLC, Alletag Buildings, Inc. and MHW SPV II, LLC, dated February 3, 2015
99.2	Promissory Note, made by TSS, Inc. Innovative Power Systems, Inc., VTC, L.L.C., Vortech, L.L.C., Total Site Solutions Arizona, LLC, and Alletag Buildings, Inc. payable to the order of MHW SPV II, LLC, dated February 3, 2015
99.3	Security Agreement, among TSS, Inc., Innovative Power Systems, Inc., VTC, L.L.C., Vortech, L.L.C., Total Site Solutions Arizona, LLC and Alletag Buildings, Inc. in favor of MHW SPV II, LLC, dated February 3, 2015
99.4	Subordination Agreement, among TSS, Inc. Innovative Power Systems, Inc., VTC, L.L.C., Vortech, L.L.C., Total Site Solutions Arizona, LLC, Alletag Buildings, Inc., MHW SPV II LLC and Bridge Bank, National Association, dated February 3, 2015
99.5	Warrant between TSS, Inc. and MHW SPV II, LLC, dated February 3, 2015
99.6	Press Release, dated as of February 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Anthony Angelini
Anthony Angelini
Chief Executive Officer

Date: February 5, 2015